                           SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                     1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ]Preliminary Proxy Statement       [_]Confidential, for Use of the
                                        Commission Only
                                         (as Permitted by Rule 14a-6(e)(2))

[X]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                         SATCON TECHNOLOGY CORPORATION
             ----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate vale of transaction:

  (5) Total fee paid:

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

                         SATCON TECHNOLOGY CORPORATION
                               161 FIRST STREET
                        CAMBRIDGE, MASSACHUSETTS 02142

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

To The Stockholders:

  Notice Is Hereby Given that the Annual Meeting of Stockholders (the "Annual Meeting") of Satcon Technology Corporation (the "Corporation"), a Delaware corporation, will be held on Wednesday, February 26, 1997 at 9:00 a.m. at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, to consider and act upon the following matters:

  1. To elect six (6) members of the Board of Directors. If the proposed amendment to the Corporation's Certificate of Incorporation providing for a classified Board of Directors (proposal 2 below) is adopted, the six directors will be elected to a classified Board of Directors, with two directors being elected for a one-year term, two directors being elected for a two-year term and two directors being elected for a three-year term. If this proposed amendment is not adopted, all six directors will be elected for a one- year term;

  2. To approve an amendment to the Corporation's Certificate of Incorporation providing for the classification of the Board of Directors into three classes, with members of each class serving for staggered three-year terms;

  3. To approve an amendment to the Corporation's Certificate of Incorporation increasing from 10,000,000 to 15,000,000 the number of authorized shares of Common Stock;

  4. To ratify the selection of Coopers & Lybrand L.L.P. as independent auditors for the Corporation for the fiscal year ending September 30, 1997; and

  5. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on January 1, 1997, as the record date for the determination of Stockholders entitled to receive notice of and vote at the Annual Meeting and any adjournment thereof. The stock transfer books of the Corporation will remain open for the purchase and sale of the Corporation's common stock.

  We hope that all Stockholders will be able to attend the Annual Meeting in person. In order to ensure that a quorum is present at the Annual Meeting, please date, sign and promptly return the enclosed Proxy whether or not you expect to attend the Annual Meeting. A postage-prepaid envelope, addressed to Boston Equiserve, the Corporation's transfer agent and registrar, has been enclosed for your convenience. If you attend the Annual Meeting, your Proxy will, upon your written request, be returned to you and you may vote your shares in person.

  All stockholders are cordially invited to attend the meeting.

                                          By Order of the Board of Directors,

                                          Michael C. Turmelle
                                          Secretary

Cambridge, Massachusetts

January 27, 1997

  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                         SATCON TECHNOLOGY CORPORATION
                               161 FIRST STREET
                        CAMBRIDGE, MASSACHUSETTS 02142

                               ----------------

                                PROXY STATEMENT

                               ----------------

                  for the 1997 Annual Meeting of Stockholders
                        to be held on February 26, 1997

  The enclosed Proxy is solicited by the Board of Directors of SATCON TECHNOLOGY CORPORATION (the "Corporation"), a Delaware corporation, for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, February 26, 1997 at 9:00 a.m. at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, and at any adjournment or adjournments thereof.

  All Proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the Proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any Proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to the Secretary of the Corporation.

  The Corporation's Annual Report to Stockholders for the fiscal year ended September 30, 1996 ("Fiscal 1996") is being mailed to stockholders with the mailing of this Notice and Proxy Statement on or about January 27, 1997.

  A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1996 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCEPT FOR EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST TO THE CHIEF FINANCIAL OFFICER OF THE CORPORATION, SATCON TECHNOLOGY CORPORATION, 161 FIRST STREET, CAMBRIDGE, MASSACHUSETTS 02142.

VOTING SECURITIES AND VOTES REQUIRED

  Stockholders of record at the close of business on January 1, 1997, will be entitled to notice of and to vote at the Annual Meeting and at any adjournment or adjournments thereof. On that date, 7,447,695 shares of the Corporation's Common Stock, $.01 par value per share (the "Common Stock"), were issued and outstanding.

  Each share of Common Stock entitles the holder to one vote with respect to all matters submitted to stockholders at the Annual Meeting. The representation in person or by Proxy of at least a majority of the shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business.

  Directors are elected by a plurality of votes cast by stockholders entitled to vote at the Annual Meeting. All other matters being submitted to stockholders require the affirmative vote of the majority of shares present in person or represented by Proxy at the Annual Meeting. The Corporation has no other voting securities.

  Shares held in "street name" by brokers or nominees who indicate on their Proxies that they do not have discretionary authority to vote such shares as to a particular matter will not be considered as present and entitled to vote with respect to a particular matter and will have no effect on the voting on such matter. Shares which abstain from voting as to a particular matter will be considered as present and entitled to vote with respect to a particular matter but will not be counted as shares voting on such matter.

  Stockholders may vote in person or by Proxy. Execution of a Proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. Any stockholder voting by Proxy has the right to revoke it at any time before it is exercised by giving written notice to the Secretary of the Corporation prior to the Annual Meeting, or by giving to the Secretary of the Corporation a duly executed Proxy bearing a later date than the Proxy being revoked at any time before such Proxy is voted, or by appearing at the Annual Meeting and voting in person. The shares represented by all properly executed Proxies received in time for the Annual Meeting will be voted as specified therein. If a stockholder does not specify in the Proxy how the shares are to be voted, they will be voted in favor of the election as directors of those persons named in this Proxy Statement and in favor of all other items set forth herein.

                             SECURITY OWNERSHIP OF
                   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth, as of October 31, 1996, certain information concerning the beneficial ownership of the Corporation's Common Stock by (i) each person known by the Corporation to own beneficially five percent (5%) or more of the outstanding shares of the Corporation's Common Stock; (ii) each of the Corporation's executive officers and directors; and (iii) all executive officers and directors as a group.

  The number of shares beneficially owned by each director or executive officer is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire on or before December 30, 1996 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

  NAME AND ADDRESS                                   NUMBER OF      PERCENTAGE OF
         OF                                     SHARES BENEFICIALLY  OUTSTANDING
 BENEFICIAL OWNER(1)                                 OWNED(2)       COMMON STOCK
-------------------                             ------------------- -------------
  David B. Eisenhaure..........................      2,876,490          38.9%
  James L. Kirtley, Jr.........................         17,526             *
  John P. O'Sullivan...........................         96,254           1.3%
  William E. Stanton...........................        110,060           1.5%
  Michael C. Turmelle..........................        126,844           1.7%
  Marshall J. Armstrong........................         17,226             *
  All Executive Officers and Directors as a
   Group (six persons).........................      3,244,400          42.7%

--------
 * Less than 1%

(1) The address for all executive officers and directors is c/o SatCon Technology Corporation, 161 First Street, Cambridge, Massachusetts 02142.

(2) Includes the following shares of Common Stock issuable upon the exercise of outstanding stock options which may be exercised on or before December 30, 1996: Mr. Eisenhaure: 15,666; Dr. Kirtley: 17,226; Mr. O'Sullivan:
    17,226; Mr. Stanton: 110,060; Mr. Turmelle: 46,416; Mr. Armstrong: 17,226;
    all Executive Officers and Directors as a Group: 223,820.

                             ELECTION OF DIRECTORS

  The persons named in the enclosed Proxy will vote to elect as directors the six nominees named below, unless the Proxy is marked otherwise. If a stockholder returns a Proxy without contrary instructions, the persons named as Proxies will vote to elect as directors the nominees named below, each of whom is currently a member of the Board of Directors of the Corporation. All of the nominees have indicated their willingness to serve, if elected; however, if any nominee should be unable to serve, the shares of Common Stock represented by Proxies may be voted for a substitute nominee designated by the Board of Directors.

  If the stockholders approve the proposed amendment to the Corporation's Certificate of Incorporation providing for the classification of the Board of Directors into three classes, as described below, two Class I Directors (Mr. Stanton and Dr. Kirtley) will be elected for a one-year term expiring at the 1998 Annual Meeting of Stockholders, two Class II Directors (Messrs. Turmelle and O'Sullivan) will be elected for a two-year term expiring at the 1999 Annual Meeting of Stockholders and two Class III Directors (Messrs. Eisenhaure and Armstrong) will be elected for a three-year term expiring at the 2000 Annual Meeting of Stockholders, in all cases subject to the election and qualification of their successors and to their earlier death, resignation or removal. If this proposed amendment to the Certificate of Incorporation is not adopted, all six directors will be elected for a one-year term expiring at the 1998 Annual Meeting of Stockholders, subject to the election and qualification of their successors and to their earlier death, resignation or removal. See "Classification of Board of Directors."

  With the exception of Mr. Eisenhaure, who is married to Mr. O'Sullivan's first cousin, no director or executive officer is related by blood, marriage or adoption to any other director or executive officer.

NOMINEES FOR DIRECTOR

  DAVID B. EISENHAURE, age 51, became a Director in 1985.

  Mr. Eisenhaure has served as President, Chief Executive Officer and Chairman of the Board of Directors of the Corporation since 1985. Prior to founding the Corporation, Mr. Eisenhaure was associated with the Charles Stark Draper Laboratory, Incorporated ("Draper") from 1974 to 1985, and with its predecessor, the Massachusetts Institute of Technology's Instrumentation Laboratory, from 1967 to 1974. Mr. Eisenhaure holds S.B. and S.M. degrees in Mechanical Engineering, as well as a Mechanical Engineering Degree, from the Massachusetts Institute of Technology ("M.I.T."). In addition to his duties at the Corporation, Mr. Eisenhaure holds an academic position at M.I.T., serving as a Lecturer in the Department of Mechanical Engineering.

  MARSHALL J. ARMSTRONG, age 61, became a Director in 1994.

  Since 1992, Mr. Armstrong has served as Chief Executive Officer and Chairman of the Board of Thermo Power Corporation ("THP"). THP provides research and development relating to engines, cogeneration and refrigeration equipment to the marine, food processing, transportation, power generating, petrochemical and pharmaceutical industries. Mr. Armstrong is a Vice President of Thermo Electron Corporation where he has been employed since 1968 in various capacities. Mr. Armstrong serves as a Director of Thermo Sentron, Inc. Mr. Armstrong holds an M.S. degree from George Washington University and a B.S. degree in Mechanical Engineering from the University of Vermont.

  JAMES L. KIRTLEY, JR., PH.D., age 51, became a Director in 1992.

  Dr. Kirtley has been a consultant to the Corporation since 1985. Dr. Kirtley, currently a Professor of Electrical Engineering at M.I.T., became a member of the M.I.T. faculty in 1971. Dr. Kirtley received his S.B., S.M., E.E., and Ph.D. degrees in Electrical Engineering from M.I.T.

  JOHN P. O'SULLIVAN, age 54, became a Director in 1985.

  Since October 1994, Mr. O'Sullivan has served as Chief Financial Officer of Brunswick Technologies, Inc., a manufacturer of fiberglass reinforcements. From 1979 through April 1994, Mr. O'Sullivan was employed by Bangor Hydro-Electric Company, an energy provider, of which he was also a Director and Vice President of Finance and Administration. Mr. O'Sullivan was Commissioner of Finance and Administration for the State of Maine from 1975 through 1979. He received a B.A. degree in Economics from the College of the Holy Cross and an M.B.A. degree from the Amos Tuck School of Business Administration at Dartmouth College.

  WILLIAM E. STANTON, age 53, became a Director in 1993.

  Mr. Stanton has served as a Vice President and as the Corporation's Chief Operating Officer since May 1993. Mr. Stanton previously served as Vice President, Applied Systems & Technologies Programs Operations of Draper. Mr. Stanton was employed by Draper from 1967 to 1993, where he was responsible for the development and program management of four major business areas: Aircraft and Communications Systems, Ocean Systems and Technology, Integrated Information Systems, and Scientific Instrumentation and Control Applications. Mr. Stanton holds an M.B.A. from Harvard Business School, an S.M. in Aeronautics from M.I.T., and a B.S.E.E. from the University of Maine.

  MICHAEL C. TURMELLE, age 37, became a Director in 1993.

  Mr. Turmelle has served as the Corporation's Secretary since June 1993, and as a Vice President, Chief Financial Officer and Treasurer, since 1991. Mr. Turmelle joined the Corporation in 1987 as Controller. From 1982 to 1984 he was employed by the aerospace division of General Electric Corporation, and held several positions, including internal auditor. Mr. Turmelle holds a B.A. degree in Economics from Amherst College.

BOARD AND COMMITTEE MEETINGS

  The Board of Directors met four times during Fiscal 1996. All of the Corporation's directors attended all of the meetings of the Board of Directors in Fiscal 1996.

  The Corporation does not have a standing nominating committee or a committee performing similar functions.

  Messrs. Armstrong and O'Sullivan and Dr. Kirtley serve as the members of the Audit Committee. The Audit Committee was established for the purposes of (i) recommending the selection of the Corporation's independent auditors; (ii) reviewing the effectiveness of the Corporation's accounting policies and practices, financial reporting and internal controls; (iii) reviewing any transactions that involve a potential conflict of interest; and (iv) reviewing the scope of independent audit coverages and the fees charged by the independent accountants. The Audit Committee met one time during Fiscal 1996.

  Messrs. Armstrong and O'Sullivan and Dr. Kirtley serve as the members of the Compensation Committee. The Compensation Committee was established to set and administer the policies that govern annual compensation for the Corporation's executives. Following review and approval by the Compensation Committee of the compensation policies, all issues pertaining to executive compensation are submitted to the Board of Directors for approval. The Compensation Committee negotiates and approves compensation arrangements for officers, employees, consultants and directors of the Corporation including but not limited to the grant of options of the Corporation's Common Stock pursuant to the Corporation's stock option plans or other plans that may be established. The Compensation Committee met one time during Fiscal 1996.

COMPLIANCE WITH SECTION 16 REPORTING REQUIREMENTS

  Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and executive officers, and persons who own more than 10% of the Corporation's Common Stock to file with the Securities and Exchange Commission initial reports of ownership of the Corporation's Common Stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% Stockholders are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file. To the Corporation's knowledge, based on a review of the Corporation's records and written representations by the persons required to file such reports, the filing requirements of Section 16(a) were satisfied with respect to the Corporation's most recent fiscal year.

COMPENSATION OF DIRECTORS

  Since November 1992, each of the Corporation's directors has received a fee of $200 for each Board of Directors meeting attended, as well as a retainer of $300 per month.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  For executive officer compensation and option exercise information, see "Compensation of Executive Officers" and "Compensation Committee Report on Executive Compensation."

COMPENSATION OF EXECUTIVE OFFICERS

  Summary Compensation Table. The following table sets forth information concerning the annual and long-term compensation for services rendered to the Corporation for the fiscal years ended September 30, 1996, 1995 and 1994, of those persons who were at September 30, 1996 (i) the chief executive officer of the Corporation and (ii) each other executive officer of the Corporation whose annual compensation exceeded $100,000.

                          SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM
                                    ANNUAL COMPENSATION            COMPENSATION
                         ----------------------------------------- ------------
                                                                      AWARDS
                                                                   ------------
                                                                    SECURITIES
        NAME AND         FISCAL                     OTHER ANNUAL    UNDERLYING     ALL OTHER
   PRINCIPAL POSITION     YEAR  SALARY($) BONUS($) COMPENSATION($) OPTIONS (1)  COMPENSATION($)
   ------------------    ------ --------- -------- ---------------     (#)      ---------------
David B. Eisenhaure.....  1996  $205,000      --       $38,800(2)        --         $ 7,447(3)
 President, Chief         1995  $193,756      --       $19,304(2)     10,000        $ 7,447(3)
 Executive Officer and    1994  $155,851      --       $47,637(2)      9,000        $59,248(3)(4)
 Chairman of the Board
 of Directors
William E. Stanton......  1996  $157,500      --       $ 4,400(2)        --         $ 3,553(3)
 Vice President and       1995  $153,125      --       $16,178(2)     10,000        $ 3,553(3)
 Director                 1994  $141,500  $25,000          --          9,000            --
Michael C. Turmelle.....  1996  $135,000      --       $14,784(2)        --         $ 3,553(3)
 Vice President, Chief    1995  $131,250      --       $14,495(2)     10,000        $ 3,553(3)
 Financial Officer,       1994  $117,100      --           --          9,000        $ 7,875(4)
 Treasurer, Secretary
 and Director

--------
(1) During Fiscal 1996, the Corporation did not grant to its executive officers any options to purchase shares of the Corporation's Common Stock.

(2) Amounts include (i) accrued vacation benefit payouts to the executive officer and (ii) Board of Director fees paid to the executive officer in his capacity as a director of the Corporation.

(3) Amounts include the dollar value of term life insurance premiums paid by the Corporation on a $1,000,000 term life insurance policy of which members of the executive officers' families are the beneficiaries.

(4) Amounts include the Corporation's contributions on behalf of the executive officer under the Corporation's 401(k) savings plan.

  Aggregated Option Exercises and Fiscal Year-End Option Value Table. The following table sets forth certain information regarding stock options exercised during Fiscal 1996 and held as of September 30, 1996 by the executive officers named in the Summary Compensation Table.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                          VALUE OF
                                                         NUMBER OF      UNEXERCISED
                                                        UNEXERCISED     IN-THE-MONEY
                                                         OPTIONS AT      OPTIONS AT
                                                        YEAR-END(#)    YEAR-END($)(1)
                           SHARES                      -------------- ----------------
                         ACQUIRED ON                                    EXERCISABLE/
      NAME               EXERCISE(#) VALUE REALIZED($)  EXERCISABLE/   UNEXERCISABLE
      ----               ----------- ----------------- UNEXERCISABLE  ----------------
David B. Eisenhaure.....   79,028        $582,832       15,666/ 3,334      -- /--
William E. Stanton......      --         $    --       110,060/18,718 $164,091/$23,076
Michael C. Turmelle.....      --         $    --        46,416/ 3,334 $ 92,950/--

--------
(1) Value is based on the closing sales price of the Corporation's Common Stock on September 30, 1996, the last trading day of Fiscal 1996 ($8.00), less the applicable option exercise price.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

  The Corporation has entered into Key Employee Agreements (the "Employee Agreements") with each of Messrs. Eisenhaure, Stanton and Turmelle, which expire on June 30, 1998. The Employee Agreements specify the annual salaries for Messrs. Eisenhaure, Stanton and Turmelle. In addition, each of Messrs. Eisenhaure, Stanton and Turmelle is entitled to receive benefits offered to the Corporation's employees generally as well as a severance payment equal to 100% of his annual salary, payable in twelve equal monthly installments if (i) the Corporation or a substantial portion of the Corporation is acquired without the approval of the Board of Directors; (ii) his employment is terminated without cause; or (iii) without his consent, his salary is reduced, there is a substantial change in his position, there is a change in his principal place of employment from the greater Boston, Massachusetts area, or the Employee Agreement is not renewed following the expiration of its term. The Employee Agreements also contain provisions prohibiting Messrs. Eisenhaure, Stanton and Turmelle from competing with the Corporation for a one-year period following termination of employment.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Corporation's executive compensation program is administered by the Compensation Committee. This committee, composed of Messrs. Armstrong and O'Sullivan and Dr. Kirtley, is responsible for establishing the policies that govern base salary, as well as short and long-term incentives for the Corporation's senior management team.

  The Committee believes that the primary objectives of the Corporation's compensation policies are to attract and retain a management team that can effectively implement and execute the Corporation's strategic business plan. These compensation policies include (i) an overall management compensation program that is competitive with management compensation programs at companies of similar size; (ii) short-term bonus incentives for management to meet the Corporation's net income performance goals; and (iii) long-term incentive compensation in the form of stock options which will encourage management to continue to focus on stockholder return.

  The Committee's goal is to use compensation policies to closely align the interests of management, including attainment of certain short-term performance goals, with the interests of Stockholders in building long-term value for the Corporation's stockholders. The Committee will review its compensation policies from time to time in order to determine the reasonableness of the Corporation's compensation programs and to take into account factors which are unique to the Corporation.

  As described above, each of the Corporation's executive officers, David B. Eisenhaure, William E. Stanton and Michael C. Turmelle, have signed Employee Agreements with the Corporation defining the executive officer's duties, salary, severance arrangements and restrictions on competition with the Corporation. The Committee annually reviews the base salary levels set forth in these Employee Agreements.

  Base Salary. The Committee's goal is not only to assure a base level sufficient to attract and retain key executives, but also to balance that goal with long-term incentives which assure that a significant portion of annual compensation is dependent upon the financial performance of the Corporation. Base salaries for executive officers increased by approximately 4.0% from Fiscal 1995 to Fiscal 1996. This increase represented part of a multi-year program to bring executive compensation of the Corporation to levels more consistent with those of other companies in similar circumstances.

  Bonus. The Corporation has traditionally paid starting bonuses to its officers upon the commencement of their employment with the Corporation as an incentive to attract high caliber officers. The Corporation has not typically paid annual bonuses, other than starting bonuses, to its executive officers, though it may do so in the future.

  Stock Options. In examining stock option, equity incentive, phantom stock and other plans typically provided to senior management in publicly held corporations, the Compensation Committee determined that the Corporation should provide additional equity incentives to its senior management. Stock options have been issued in recognition of the performance of the senior management team to date in improving the Corporation's financial position, establishing important strategic relationships with manufacturers and distributors, and developing and bringing to market innovative new technologies. The Committee also believes that the granting of stock options is a valuable incentive tool for management to continue to focus on realizing strategic goals and in building value for all stockholders. Most of the option grants vest over a multi-year period.

  Compensation of Chief Executive Officer. In Fiscal 1996, the Corporation's Chief Executive Officer, David Eisenhaure, received salary compensation of $205,000, representing an increase of 5.8% over his salary in Fiscal 1995. This increase in compensation for Mr. Eisenhaure was based upon careful analysis of other comparable public companies' Chief Executive Officer's compensation and Mr. Eisenhaure's efforts and performance in Fiscal 1995, including placing prototype devices representing possible products for the Company at potential customer sites for evaluation.

  Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code, enacted in 1994, generally disallows a tax deduction to public companies for compensation over $1 million paid to the Corporation's Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Corporation intends to structure stock option grants to its executive officers to comply with the statute to mitigate any disallowance of deductions and, in any event, does not expect Section 162(m) to apply to the compensation paid by the Corporation to its executive officers.

                                          COMPENSATION COMMITTEE

                                          Marshall J. Armstrong
                                          James L. Kirtley, Jr.
                                          John P. O'Sullivan

COMPARATIVE STOCK PERFORMANCE GRAPH

  The following graph compares the cumulative total stockholder return (assuming reinvestment of dividends, if any) from investing $100 on November 12, 1992 (the date of the Corporation's initial public offering), and plotted at the middle and end of each fiscal year, in each of (i) the Corporation's Common Stock; (ii) the National Nasdaq National Market Index of U.S. Companies ("NASDAQ Index"); and (iii) a Peer Group Index of four companies that provide similar services to those of the Corporation (Aura Systems, Inc., Noise Cancellation Technologies, Inc., Unique Mobility, Inc. and Andrea Electronics Corp. (the "Peer Group Index")).


                                  11/12/92   4/30/93   9/30/93   4/26/94   9/30/94   4/28/95   9/30/95   4/30/96   9/30/96
SatCon Technology Corporation        100     148.61    288.89    244.44    284.72    222.22    238.89    222.22    177.78
Nasdaq Index                         100     119.17    129.83    131.88    136.53    143.49    169.63    203.88    208.66
Peer Group Index                     100      81.08    119.51     95.34     81.27     51.13     75.48     61.01        46


[Line graph depicting stock performance data and comparing cumulative return among SatCon Technology Corporation, Nasdaq Index and Peer Group Index]

                     CLASSIFICATION OF BOARD OF DIRECTORS

  The Corporation's Board of Directors has approved and recommended that the stockholders of the Corporation approve an amendment to the Certificate of Incorporation to provide for the classification of the Board of Directors into three classes of directors with staggered terms of office. The amendment is contained in Exhibit A to this Proxy Statement. The following description is qualified in its entirety by reference to Exhibit A. In addition, if the amendment is approved by the stockholders, certain conforming amendments will be made to the Bylaws of the Corporation, in substantially the form attached as Exhibit B.

  The Corporation's Bylaws now provide that all directors are to be elected annually for a term of one year. Delaware law permits provisions in a certificate of incorporation or Bylaw approved by stockholders that provide for a classified board of directors. The proposed classified board amendment to the Certificate of Incorporation and conforming amendments to the Bylaws would provide that directors will be classified into three classes, as nearly equal in number as possible. One class would hold office initially for a term expiring at the 1998 Annual Meeting; another class would hold office initially for a term expiring at the 1999 Annual Meeting; and another class would hold office initially for a term expiring at the 2000 Annual Meeting. At each Annual Meeting following this initial classification and election, the successors to the class of directors whose terms expire at that meeting would be elected for a term of office to expire at the third succeeding Annual Meeting after their election and until their successors have been duly elected and qualified. See "Election of Directors" as to the composition of each class of directors if this proposal is adopted.

  The proposed classified board amendment will significantly extend the time required to effect a change in control of the Board of Directors. Currently, a change in control of the Board of Directors can be made by stockholders holding a plurality of the votes cast at a single Annual Meeting. If the Corporation implements a classified board of directors, it will take at least two Annual Meetings for even a majority of stockholders to effect a change in control of the Board of Directors, because only a minority of the directors will be elected at each meeting. Under Delaware law and the Corporation's Certificate of Incorporation, directors chosen to fill vacancies on a classified board hold office until the next election of the class for which such directors shall have been chosen, and until their successors are elected and qualified. Delaware law and the Corporation's Certificate of Incorporation also provide that directors may be removed by the stockholders only for cause.

  The classified board proposal is designed to assure continuity and stability in the Board of Directors' leadership and policies. The Corporation believes that establishing three-year staggered terms for the Board of Directors will promote such continuity and stability in the Corporation's business, strategies, management and policies. In particular, the Corporation believes that a classified Board of Directors will permit the Corporation to more effectively represent the interests of all of its stockholders in a variety of situations, including responding to circumstances which might be created by demands or actions of a single stockholder or stockholder group, than might be the case if the Board of Directors were not classified and a measure of continuity from year to year were not thereby assured. While the Corporation has not experienced any problems with such continuity in the past, it wishes to ensure that this experience will continue.

  Because of the additional time required to change control of the Board of Directors, the classified board proposal may perpetuate present management. Without the ability to obtain immediate control of the Board of Directors, a takeover bidder would not be able to take action to remove other impediments to its acquisition of the Corporation. Because the classified board proposal will increase the amount of time required for a takeover bidder to obtain control of the Corporation without the cooperation of the Board of Directors, even if the takeover bidder were to acquire a majority of the Corporation's outstanding stock, it will tend to discourage certain tender offers, perhaps including some tender offers that would be in the best interests of the stockholders. The classified board proposal will also make it more difficult for the stockholders to change the composition of the Board of Directors even if the stockholders believe such a change would be desirable.

BOARD RECOMMENDATION

  The Board of Directors believes that the amendment of the Certificate of Incorporation to classify the Board of Directors is in the best interest of the Corporation and its stockholders and therefore recommends a vote FOR this proposal.

                                  INCREASE IN
                            AUTHORIZED COMMON STOCK

  The Board of Directors has approved and has recommended that the stockholders of the Corporation approve an amendment to the Certificate of Incorporation providing for an increase from 10,000,000 to 15,000,000 in the number of authorized shares of Common Stock. As of January 1, 1997, the Company had a total of 7,447,695 shares of Common Stock outstanding and 957,062 shares of Common Stock reserved for future issuance under its stock option plans.

  If the amendment is approved, the additional 5,000,000 authorized shares of Common Stock would be available for issuance in the future for corporate purposes, including, without limitation, financings, acquisitions, stock splits, stock dividends and management incentive and employee benefit plans, as the Board of Directors may deem advisable, without the necessity of further stockholder action. The issuance of additional shares of Common Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, would have the effect of diluting the Corporation's current stockholders and could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from attempting to acquire, control of the Corporation. The Corporation is not aware of any attempts on the part of a third party to effect a change of control of the Corporation and the amendment has been proposed for the reasons stated above and not for any possible anti-takeover effects it may have.

BOARD RECOMMENDATION

  The Board of Directors believes that the approval of the amendment increasing the number of shares of authorized Common Stock is in the best interest of the Corporation and its stockholders and therefore recommends a vote FOR this proposal.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

  The persons named in the enclosed Proxy will vote to ratify the selection of Coopers & Lybrand L.L.P. as independent auditors for the fiscal year ending September 30, 1997 unless otherwise directed by the stockholders. A representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting, and will have the opportunity to make a statement and answer questions from stockholders if he or she so desires. If the stockholders do not ratify the selection of Coopers & Lybrand L.L.P. as the Corporation's independent auditors, the selection of such independent auditors will be reconsidered by the Audit Committee and the Board of Directors.

                                 OTHER MATTERS

  The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying Proxy to vote, or otherwise act, in accordance with their judgment on such matters.

                            SOLICITATION OF PROXIES

  The cost of solicitation of Proxies will be borne by the Corporation. In addition to the solicitation of Proxies by mail, officers and employees of the Corporation may solicit Proxies in person or by telephone. The Corporation may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending Proxies and Proxy material to beneficial owners.

                              REVOCATION OF PROXY

  Subject to the terms and conditions set forth herein, all Proxies received by the Corporation will be effective, notwithstanding any transfer of the shares to which such Proxies relate, unless at or prior to the Annual Meeting the Corporation receives a written notice of revocation signed by the person who, as of the record date, was the registered holder of such shares. The Notice of Revocation must indicate the certificate number and numbers of the shares to which such revocation relates and the aggregate number of shares represented by such certificate(s).

                             STOCKHOLDER PROPOSALS

  In order to be included in Proxy material for the 1998 Annual Meeting of Stockholders, stockholders' proposed resolutions must be received by the Corporation on or before August 30, 1997. The Corporation suggests that proponents submit their proposals by certified mail, return receipt requested, addressed to the Secretary of the Corporation.

                                          By Order of the Board of Directors

                                          Michael C. Turmelle
                                          Secretary

Cambridge, Massachusetts

January 27, 1997

  THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                      EXHIBIT A

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                         SATCON TECHNOLOGY CORPORATION

                            PURSUANT TO SECTION 242
                       OF THE GENERAL CORPORATION LAW OF
                             THE STATE OF DELAWARE

  SatCon Technology Corporation (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

  The Board of Directors of the Corporation duly adopted two resolutions by Written Action dated January 2, 1997, pursuant to Sections 141 and 242 of the General Corporation Law of the State of Delaware, setting forth amendments to the Certificate of Incorporation of the Corporation and declaring said amendments to be advisable. The stockholders of the Corporation duly approved said proposed amendments at the Annual Meeting of Stockholders held on February 26, 1997 in accordance with Section 242 of the General Corporation Law of the State of Delaware. The resolutions setting forth the amendments are as follows:

 RESOLVED:

    That the Board of Directors deems it advisable and in the best interests of the Corporation and its stockholders that Article 4 of the Certificate of Incorporation of the Corporation be and hereby is deleted and is replaced in its entirety by the provisions attached hereto as Appendix 1 in order to increase the authorized number of shares of Common Stock of the Corporation from 10,000,000 to 15,000,000.

 FURTHER RESOLVED:

    That the Board of Directors deems it advisable and in the best interests of the Corporation and its stockholders that Article 13 be added to the Certificate of Incorporation of the Corporation in the form attached hereto as Appendix 2 in order to divide the members of the Board into three classes having staggered three-year terms.

  IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its President
this     day of    , 1997.

                                          SATCON TECHNOLOGY CORPORATION


                                          By: ____________________________
                                                    David B. Eisenhaure
                                                  Chief Executive Officer

 Appendix 1

    4. The total number of shares of stock which the Corporation shall have authority to issue is sixteen million (16,000,000) shares, fifteen million (15,000,000) of which shall be Common Stock, of the par value of One Cent ($.01) per share; and one million (1,000,000) of which shall be Preferred Stock, of the par value of One Cent ($.01) per share.

    Additional voting powers, designations, preferences, rights and qualifications, limitations or restrictions of the shares of stock shall be determined by the Board of Directors of the Corporation from time to time.

Appendix 2

  13. The management of the business and the conduct of the affairs of the Corporation will be governed as follows:

    1. Number of Directors. The number of directors of the Corporation shall not be less than three. The exact number of directors within the limitations specified in the preceding sentence shall be fixed from time to time pursuant to a resolution adopted by the Board of Directors or as provided in the Corporation's Bylaws.

    2. Classes of Directors. The Board of Directors shall be and is divided into three classes: Class I, Class II and Class III. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the authorized number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class I, and if such fraction is two-thirds, one of the extra directors shall be a member of Class I and one of the extra directors shall be a member of Class II, unless otherwise provided for from time to time by resolution adopted by a majority of the Board of Directors.

    3. Election of Directors. Elections of directors need not be by written ballot except as and to the extent provided in the Bylaws of the Corporation.

    4. Terms of Office. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, that each initial director in Class I shall serve for a term expiring at the 1998 annual meeting; each initial director in Class II shall serve for a term expiring at the 1999 annual meeting; and each initial director in Class III shall serve for a term expiring at the 2000 annual meeting; and provided further, that the term of each director shall continue until the election and qualification of his successor and shall be subject to his earlier death, resignation or removal.

    5. Allocation of Directors among Classes in the Event of Increases or Decreases in the Number of Directors. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, subject to his earlier death, resignation or removal, and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors in accordance with the provisions of Section 2 above. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of offices are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

    6. Quorum; Action at Meeting. A majority of the total number of directors then in office shall constitute a quorum at all meetings of the Board of Directors. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third of the number of directors fixed pursuant to
  Section 1 above constitute a quorum. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of those present may adjourn the meeting from time to time. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law, by the Bylaws of the Corporation or by this Certificate of Incorporation.

    7. Removal. For so long as the Board of Directors is classified pursuant to Section 141(d) of the General Corporation Law of Delaware, directors of the Corporation may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote.

    8. Vacancies. Unless and until filled by the stockholders, any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, may be filled by a vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected to hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his successor and to his earlier death, resignation or removal.

    9. Amendments to Article. Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-Laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy- five percent (75%) of the shares of capital stock of the Corporation issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article 13.

                                                                      EXHIBIT B

                             BYLAWS AMENDMENT

  In the event that the stockholders approve the Classification of the Board of Directors, Article III of the Corporation's Bylaws will be deleted in its entirety and the following Bylaws provisions will be implemented in lieu thereof.

                                 ARTICLE III.

                                  DIRECTORS.

  Section 1. General Powers. The business of the Corporation shall be managed by its Board of Directors, which may exercise all powers of the Corporation and perform all lawful acts that are not by law, the Certificate of Incorporation, or these Bylaws directed or required to be exercised or performed by the stockholders. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled pursuant to this Article.

  Section 2. Number, Election, Tenure and Qualification. The number of directors shall be determined by the Board of Directors; but in no event shall the number be less than three. Directors shall be elected at the annual meeting of the stockholders, in the manner provided in the Certificate of Incorporation by such stockholders as have the right to vote thereon. The number of directors may be increased or decreased by action of the Board of Directors. Directors need not be stockholders.

  Section 3. Vacancies. If any vacancies occur in the Board of Directors, or if any new directorships are created, they may be filled in the manner provided in the Certificate of Incorporation. If there are no directors in office, any officer or stockholder may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation, at which meeting such vacancies shall be filled.

  Section 4. Removal or Resignation.

  (a) except as otherwise provided by law or the Certificate of Incorporation, any director may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

  (b) Any director may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, if any, or the President or Secretary of the Corporation. Unless otherwise specified in such written notice, a resignation shall take effect on delivery thereof to the Board of Directors or the designated officer. It shall not be necessary for a resignation to be accepted before it becomes effective.

  Section 5. Place of Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.

  Section 6. Annual Meeting. The annual meeting of the Board of Directors shall be held immediately following the annual meeting of stockholders, and no notice of such meeting shall be necessary to the directors in order to constitute the meeting legally, provided a quorum shall be present.

  Section 7. Regular Meetings. Additional regular meetings of the Board of Directors may be held without notice of such time and place as may be determined from time to time by the Board of Directors.

  Section 8. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, or by two or more directors on at least two days notice to each director, if such notice is delivered personally or sent by telegram, or on at least three days notice if sent by mail. Special meetings shall be called by the Chairman of the Board, President, Secretary, or two or more directors in like manner and on like notice on the written request of one-half or more of the number of directors then in office. Any such notice need not state the purpose or purposes of such meeting, except as provided in Article XI.

  Section 9. Quorum and Adjournments. At all meetings of the Board of Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or the Certificate of Incorporation. If a quorum is not present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting at which the adjournment is taken, until a quorum shall be present.

  Section 10. Compensation. Directors shall be entitled to such compensation for their services as directors and to such reimbursement for any reasonable expenses incurred in attending directors meetings as may from time to time be fixed by the Board of Directors. The compensation of directors may be on such basis as is determined by the Board of Directors. Any director may waive compensation for any meeting. Any director receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and receiving compensation and reimbursement for reasonable expenses for such other services.

  Section 11. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, and without prior notice, if a written consent to such action is signed by all members of the Board of Directors and such written consent is filed with the minutes of its proceedings.

  Section 12. Meetings by Telephone or Similar Communications Equipment. The Board of Directors may participate in a meeting by conference telephone or similar communications equipment by means of which all directors participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person by any such director at such meeting.



                                      B-2